Exhibit (i)(2): Consent of Counsel
                       --------------

[LETTERHEAD]
                                 Law Offices of

                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401


                           Telephone: (202) 261-3300
                              Fax: (202) 261-3333


                                 March 31, 2000

Capital Management Investment Trust
107 North Washington Street

Post Office Box 4365
Rocky Mount, NC  27803-0365

Re: Post-Effective Amendment No. 8 to Registration Statement on Form N-1A for Capital Management Investment Trust ("Trust") (FILE NOS. 33-85242 AND 811-08822)



Dear Sirs and Madams:

We hereby consent to the reference to our firm as counsel in the Trust's Statements of Additional Information contained in the Post-Effective Amendment No. 8 to the Trust's Registration Statement.

                                                     Very truly yours,

                                                     /S/ Dechert Price & Rhoads

                                                     Dechert Price & Rhoads